EXHIBIT 10.9









                            GREINER ENGINEERING, INC.

                        1996 INCENTIVE COMPENSATION PLAN



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                                TABLE OF CONTENTS




                             I.  PURPOSE OF THE PLAN



                            II.  HOW AWARDS ARE EARNED UNDER THE PLAN



                           III.  OTHER PLAN PROVISIONS



                            IV.  DEFINITIONS



                             V.  EXAMPLES OF PLAN OPERATION



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                             I. PURPOSE OF THE PLAN



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I.1  PURPOSE

The Greiner Engineering, Inc. ("GEI") 1996 Incentive Compensation Plan (the "Plan") is intended to provide incentive compensation to individuals who make an important contribution to GEI's financial performance. Specific Plan objectives are to:


         o        Focus key Employees on achieving specific financial targets;


         o        Reinforce a team orientation;


         o Provide significant award potential for achieving outstanding performance; and


         o Enhance the ability of GEI to attract and retain highly talented and competent individuals.







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                    II. HOW AWARDS ARE EARNED UNDER THE PLAN



                                       2.

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II.1  GENERAL PLAN DESCRIPTION

The Plan provides the opportunity for key Employees of GEI to receive cash Awards based on a combination of GEI and individual performance.

Here is an overview of how the Plan works. In general, a Target Bonus Pool is established. This amount represents the total Awards that are expected to be paid to selected GEI Employees if certain financial Performance Objectives for GEI have been fully met. The Actual Bonus Pool will vary from the Target Bonus Pool upward or downward based on GEI actual performance in relationship to its Performance Objectives. This adjusted bonus pool is the Actual Bonus Pool, from which Actual Award payouts will be made.

Certain Employees will be selected to participate in the Plan. These individuals are referred to as "Designated Participants." Upon selection to participate in the Plan, each Designated Participant will be assigned a Target Award Percentage. This Target Award Percentage, multiplied by the Participant's Base Salary earned during the Plan Period, will equal the Participant's Target Award. This Target Award will be earned for meeting both pre-determined GEI and individual Performance Objectives and satisfying all conditions of the Plan.
Individual Performance Objectives will vary based on the Participant's role within the organization. Each Designated Participant's Actual Award could vary from the Target Award, based on the individual's actual performance measured against his/her Performance Objectives, subject to the amount available for distribution from the Actual Bonus Pool.

Another key feature of the Plan is that a portion of the Actual Bonus Pool will be set aside for discretionary Awards to selected other Employees (referred to in the Plan as "Non-Designated Participants"), who have demonstrated outstanding individual performance during the Plan Period.

A detailed description of how the Plan works is presented in the following sections of this document.



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II.2  DESIGNATED AND NON-DESIGNATED PARTICIPANTS

Plan participation is extended to selected Employees who, in the opinion of the President of GEI and the Chief Executive Officer ("CEO") of URS Corporation (the "Parent Company"), have the opportunity to significantly impact the operating success of GEI. These Employees are the Designated Participants and will be notified in writing of their selection to participate in the Plan. This notification letter will be signed by both the President of GEI and the CEO of the Parent Company.

In addition to the Designated Participants, there may be a group of other Employees who are selected to receive Awards based on their outstanding individual performance during the Plan Period. These other Employees are the Non-Designated Participants and will not be selected until the completion of the Plan Period. The selection of Non-Designated Participants will be determined by the President of GEI, subject to the approval of the CEO of the Parent Company, at their sole discretion.

II.3  TARGET BONUS POOL

A Target Bonus Pool is established, equal to the sum of all target awards for Designated Participants plus an amount set aside for possible distribution to Non-Designated Participants.

This Target Bonus Pool is determined based on the current group of Designated Participants and the anticipated group of Non-Designated Participants. The
Target Pool is subject to change if the group of Designated Participants, the group of Non-Designated Participants, or the Base Salaries of Designated Participants change.

Subject to these potential changes, the Target Bonus Pool for the 1996 Plan Period is established at approximately $1,000,000.

II.4  GEI PERFORMANCE OBJECTIVES

GEI Performance Objectives are focused on the need to achieve strong operating results (i.e., profit), generate cash through the management of accounts receivables (DSOs) throughout the Period and develop new business opportunities. Accordingly, performance will be evaluated based on a combination of GEI Profit, Average Receivables Days Sales Outstanding (DSO) and New Sales.



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The GEI Performance Objectives for the 1996 Plan Period are as follows:

                           GEI Performance Objectives
         Performance Measures                        Performance Objectives
         --------------------                        ----------------------
         Profit ($000s)                                    $14,000
         Average DSO (Days)                                            88
         New Sales ($000s)                                $109,000

GEI Profit is defined as total 1996 GEI gross revenues less:

         o        Direct cost of sales;

         o        Indirect expenses;

         o        Accrual   of   expected   Awards  for  both   Designated   and
                  Non-Designated Participants under the Plan (i.e., the Plan must pay for itself) and before;

         o Corporate overhead, non-operating expenses and California Discontinued operations.

The subtraction of expected Awards from revenues in calculating profit under the Plan means that the Profit Objective, for purposes of the Plan, is calculated after all bonuses have been accrued, or assumed to have been paid.

GEI Days Sales Outstanding (DSO) is defined by the following formula:

                  BAR + UAR - BEC
                  ---------------  X  90
                      REVENUES

where BAR is billed accounts receivable, UAR is unbilled accounts receivable, BEC is billings in excess of cost, and REVENUES is the sum of the last three months revenues. DSOs will be calculated monthly, and the average of the ten months' DSOs will equal Average DSOs.

GEI New Sales is defined as net revenue additions to backlog, excluding pass-through and other direct costs.

II.5  WEIGHTING OF GEI PERFORMANCE OBJECTIVES

The Target Bonus Pool will be weighted based on the aggregate weightings of the individual Participants' Performance Objectives in the Plan. Profit will be the most heavily weighted component followed by DSO performance and New Sales. An example of the weighting calculation is shown below.



                      EXAMPLE OF WEIGHTING CALCULATION (1)





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The Target Bonus Pool will be weighted based on the aggregate  weightings of the individual Performance Objectives for the Designated Participants in the Plan. The following example illustrates the weighting calculation:



         Target Bonus Pool =                                         $1,000,000


         Portion of Target Pool determined by:

         Profit (75%)                                                 $ 750,000

         DSO Performance (18%)                                        $ 175,000

         New Sales (7%)                                               $  75,000



(1) Weightings may be subject to change based on the Plan measures of the Designated Participants at the end of the Plan Period.





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II.6  RELATIONSHIP BETWEEN PERFORMANCE AND THE ACTUAL BONUS
      POOL

The  Actual  Bonus  Pool will  vary  from the  Target  Bonus  Pool  based on the
relationship   between  the  actual  performance  of  GEI  and  the  Performance
Objectives.  The Actual Bonus Pool will vary in relationship to the Target Bonus
Pool based on the following table:

                    Relationship Between GEI Performance And
              The Actual Bonus Pool As A % Of The Target Bonus Pool

                 GEI Profit                                   GEI DSO                Actual
     ---------------------------------            ------------------------------
   Performance                   Actual
    As A % Of                  Bonus Pool                   Bonus Pool
   Performance         Actual           As A % Of       Actual      As A % Of
    Objective       Performance        Target Pool   Performance  Target Pool
   ------------     -----------        -----------   -----------  ------------
      (%)             ($000s)              (%)          (Days)        (%)
  greater than      greater than
  or equal to 125%  or equal to $17,500   200%(1)    less than 83    200%(1)
      100%              $14,000           100%            88         100%
       75%              $10,500            30%            93          30%         less than 75%    less than $10,500
        0%          less than 93            0%




                     GEI New Sales
---------------------------------------------------------
     Actual
  Performance                     Actual
   As A % Of                    Bonus Pool
  Performance            Actual              As A % Of
   Objective           Performance          Target Pool
 -------------        -------------         ------------
      (%)                ($000s)                 (%)
greater than        greater than
or equal to 125%    or equal to $136,000        200%
    100%                $109,000                100%
     75%                $ 82,000                 30%
less than 75%       less than $82,000             0%

(1) The calculation of the Actual Bonus Pool As A % Of Target will be interpolated for performance between discrete points shown in the table above.

Based on the table above, the Actual Bonus Pool could vary between 0% and 200% of the Target Bonus Pool, depending upon actual performance in relation to Performance Objectives and the weighting of the Performance Objectives. Accrual of any Actual Pool tied to DSO and New Sales is contingent upon Profit performance being at or above 75% of the Performance Objective.

Here is an example of the calculation of an Actual Bonus pool:

                      EXAMPLE OF INTERPOLATION CALCULATION



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To  interpolate  the Actual Award based on  performance,  apply the  appropriate formula for actual performance above or below the Performance Objective. In all cases, solve for "X".

o   For performance above objective:

    (Act. Perf. - Perf. Obj.)                                 X
    ----------------------------------     =   ---------------------------------
    (Max. Perf. - Perf. Obj.)                  (Max. Award% - Target Award%)

o   For performance below objective:

    (Act. Perf. - Perf. Obj.)                                 X
    ----------------------------------     =   ---------------------------------
    (Min. Perf. - Perf. Obj.)                  (Min. Award% - Target Award%)

o   Once you have solved for "X", add X to 100%.

Below is a hypothetical example:

                    EXAMPLE OF ACTUAL BONUS POOL CALCULATION

The following example illustrates the weighting of the Performance Objectives and calculates the Actual Bonus Pool:

Hypothetical assumptions:

o   Target Bonus Pool =                                            $1,000,000

           GEI 1996 Performance                  Objective          Actual
           --------------------                  ---------          ------
                                                    ($000)           ($000)
o   Profit                                            $14,000         $14,400
o   DSO Performance                                   88 Days         90 Days
o   New Sales                                        $109,000        $120,000

Weighting:

o   Profit portion of Target Pool =                                  $750,000
o   DSO portion of Target Pool =                                     $175,000
o   New Sales portion of Target Pool =                               $ 75,000

Interpolation:

o   Profit Performance =                                               111.0%
o   DSO Performance =                                                   60.0%
o   New Sales Performance =                                            140.0%

Actual Bonus Pool =                                                $1,043,000
($750,000 * 111.0%) + ($175,000 * 60.0%) +
($75,000 * 140.0%)


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II.7   DISCRETIONARY BONUS POOL

It is the intent of the Plan that if the Actual  Bonus Pool,  as  calculated  in
Section II.6, should fall below 30% of the Target Bonus Pool, then a Discretionary Bonus Pool will be created instead.

Awards from the Discretionary Pool may be made to selected Employees (both Designated and Non-Designated Participants). Awards to Designated Participants will be calculated based on actual performance, reduced pro rata based on the amount of the Discretionary Pool. Awards to Non-Designated Participants will be made on the recommendation of the President of GEI, subject to the approval of the CEO of the Parent Company. The formation of the Discretionary Pool will not guarantee any Award payments. Rather, the Discretionary Pool will be used to recognize selected outstanding Employees in the event that GEI does not meet or exceed 75% of its Profit Performance Objective. The total sum of Awards made from the Discretionary Pool may not exceed 30% of the total Target Bonus Pool.

II.8  ACTUAL BONUS POOL ALLOCATION

Awards will be paid from the funds available in the Actual Bonus Pool. The portion of the pool actually allocated to Non-Designated Participants will be determined after the end of the Plan Period at the discretion of the CEO of the Parent Company, subject to the approval of the Compensation/Option Committee of the Parent Company Board of Directors ("Committee"), and may vary from the estimated 30% of the total Actual Bonus Pool. However, the sum of the Actual Awards paid, including Awards made to Non-Designated Participants, may not exceed the available Actual Bonus Pool.

II.9  TARGET AWARD PERCENTAGES

Each Designated Participant will be assigned a Target Award Percentage. This Target Award Percentage, when multiplied by the individual's Base Salary earned during the Plan Period, represents the anticipated payout to a Designated Participant if all of the GEI and the individual's Performance Objectives are met and all conditions of the Plan for receiving an Award are satisfied. Each Designated Participant's Target Award Percentage and individual Performance Objectives will be included in the letter of notification mentioned in Section II.2.

II.10  ACTUAL AWARDS FOR DESIGNATED PARTICIPANTS

Individual Performance Objectives will be assigned based on the economic unit (i.e., GEI, a combination of offices of GEI, or a single office of GEI) on which the Participant's performance has the greatest financial impact. Each Designated Participant will be notified of his/her economic unit, the individual Performance Objectives associated with that unit, the weighting of those Performance Objectives, and the relationship between individual unit performance and Award levels in the letter of notification mentioned in Section II.2.




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II.11  ADJUSTMENT TO ACTUAL AWARDS

It is possible that the sum of the Actual Awards for Designated Participants could exceed the Actual Bonus Pool available for Designated Participants. This result could happen for at least either one of two reasons. First, the CEO of the Parent Company could allocate more for Awards to Non-Designated Participants than was accrued. Second, larger economic units could perform worse relative to the smaller economic units, creating an insufficient Actual Bonus Pool. In these cases, all Actual Awards will be reduced pro-rata by a factor determined by dividing the Actual Bonus Pool for Designated Participants by the sum of the individual Actual Awards for Designated Participants.

If the sum of Actual Awards is less than the Actual Bonus Pool available for Designated Participants, there will be no upward pro-ration of Awards paid.




                                       8.

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                           III. OTHER PLAN PROVISIONS



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III.1  AWARD PAYMENT

Assessment of actual performance and payout of Awards will be subject to the completion of the 1996 Year-end independent audit.

The Actual Award earned, up to and in excess of the Target Award level, will be paid to the Participant (or the Participant's heirs in the case of death) in cash within 30 days of the completion of the independent audit. Payroll and other taxes will be withheld as required by law.

III.2  EMPLOYMENT

To receive an Award under the Plan, a Participant must be employed by GEI or an Affiliate at the end of the Plan Period, except as otherwise noted below. A Participant must also have performed his/her duties satisfactorily during the Period, as determined by the GEI President. The Parent Company CEO will assess the performance of the President.

III.3  TERMINATION

If Termination of a Designated Participant's employment occurs during the Plan Period by reason of death, permanent disability, or retirement, the Designated Participant (or the Participant's heirs in the case of death) will be eligible to receive a pro-rata Award based on the time employed as a Participant and the Objectives achieved for the Plan Period. Participants who have earned an Award on this basis will receive payment on the same schedule as other Plan Participants.

A Participant whose employment with GEI or its Affiliates is terminated prior to the end of the Plan Period for any other reason (whether voluntarily or involuntarily) is not eligible to earn an Award under the Plan. An Actual Award is not vested, earned or payable unless a Participant is (with limited exceptions described above) actually employed by GEI at the end of the Plan Period and all other conditions of the plan for earning an Award have been satisfied.

III.4  OTHER PRO-RATA AWARDS

Individuals who have been selected for Plan participation and who have a minimum of three months as a Designated Participant will be eligible to receive a pro-rata Award based on the time employed as a Participant and the Objectives achieved for the Plan Period, provided that the Participant is employed by GEI or an Affiliate at the end of the Plan Period.



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III.5  PLAN FUNDING

Estimated payouts for the Plan will be accrued monthly and charged as an expense against the income statement of GEI and its economic units. At the end of each fiscal quarter, the estimated Actual Bonus Pool under the Plan will be evaluated based on actual performance to date. The monthly accrual rate will then be adjusted so that the cost of the Plan is fully accrued at Period-end.

Accrual  of  Awards  will  not  imply  vesting  of  any  individual   Awards  to
Participants.

III.6  PLAN ADMINISTRATION

Responsibility for decisions and/or recommendations regarding Plan administration are divided among the GEI President, the Parent Company CEO, and the Committee. Section III.7 outlines the levels of responsibility and authority assigned to each.

Notwithstanding the above, the Committee retains final authority regarding all aspects of Plan administration, and the resolution of any disputes. The Committee may, without notice, amend, suspend, terminate or revoke the Plan. Until an Award has been fully earned and become fully payable upon the expiration of the Plan Period and satisfaction of all conditions of the Plan for an Award to be earned and become payable, the Award may be reduced or eliminated by any such amendment, suspension, termination or revocation of the Plan.

All determinations of the President of GEI, the CEO, the Committee and any other person administering the Plan may be made in their subjective good faith discretion.



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III.7 INCENTIVE PLAN GOVERNANCE


                                                 Parent
                                                 Company
         Area of Administration                    CEO             Committee
         ----------------------                  -------           ---------
Overall Plan Design                                  R                 A

Determination of Performance
  Objectives                                         R                 A

Designated Participants                              R                 A

--------------------------------------------------------------------------------


Individual Target Awards                             R                 A

Target funding for Non-
 Designated Participants                             R                 A

--------------------------------------------------------------------------------


Certification of actual
  performance against Objectives                     R                 A

Awards to Designated
  Participants                                       R                 A

Awards to Non-Designated
  Participants                                       A

--------------------------------------------------------------------------------


Amendment, suspension, or
  termination of the Plan                            R                 A

Adjustments due to extraordinary
  events                                             R                 A




     -----------------------------------------------------------------------
     KEY           R = Authority                       A = Authority
     :                  to Recommend                        to Approve
     -----------------------------------------------------------------------



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III.8  ASSIGNMENT OF EMPLOYEE RIGHTS

No employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted an Award under the Plan. GEI is not obligated to give uniform treatment (e.g., Target Award Percentages, discretionary Awards, etc.) to Employees or Participants under the Plan. Participation in the Plan does not give an Employee the right to be retained in the employment of GEI, nor does it imply or confer any other employment rights.

Nothing contained in the Plan will be construed to create a contract of employment with any Participant. GEI reserves the right to elect any person to its offices and to remove Employees in any manner and upon any basis permitted by law.

Nothing contained in the Plan will be deemed to require GEI to deposit, invest or set aside amounts for the payment of any Awards. Participation in the Plan does not give a Participant any ownership, security, or other rights in any assets of GEI or any of its Affiliates.

III.9  WITHHOLDING TAX

GEI will deduct from all Awards paid under the Plan any taxes and other amounts required or permitted by law to be withheld.

III.10  EFFECTIVE DATE

The Plan is effective as of January 1, 1996, and shall remain in effect for the Plan Period ending October 25, 1996 unless otherwise terminated, amended, suspended, revoked or extended by the Committee.

III.11  VALIDITY

In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

III.12  APPLICABLE LAW

The Plan shall be governed by and construed in accordance with the laws of the State of California.





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                                 IV. DEFINITIONS



                                       5.

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IV.1  DEFINITIONS

"Actual Bonus Pool" or "Actual Pool" refers to the calculated amount available to be distributed to all Participants under the terms and provisions of the Plan.

"Affiliate" refers to any entity owned partially or totally by URS Corporation, including GEI and any entity owned partially or totally by GEI.

"Award" refers to any incentive amount earned under the Plan by a Designated or NonDesignated Participant.

"Actual Award" refers to the calculated incentive amount earned by a Participant under the terms and provisions of the Plan, before any adjustments caused by the size of the Actual Bonus Pool.

"Base Salary" refers to the actual base earnings of a Designated Participant for the Plan Period exclusive of any bonus payments under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, and the value of any basic or supplemental Employee benefits or perquisites. Base Salary refers only to amounts earned while a Designated Participant during the Plan Period.

"Compensation/Option Committee" or "Committee" refers to the Compensation/Option Committee of the Board of Directors of the Parent Company.

"Designated Participant" refers to an Employee of GEI designated by the President of GEI and the CEO of the Parent Company to participate in the Plan. Designation will be established only in writing.

"Discretionary Bonus Pool" or "Discretionary Pool" is the total amount available to be distributed if GEI profit does not reach or exceed $10,500,000 (75% of the Performance Objective).

"Employee" refers to an Employee of GEI.

"GEI" refers to Greiner Engineering, Inc..




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"Non-designated Participant" refers to an Employee of GEI selected to receive an
Award under the Plan on the basis of outstanding individual performance. Employee selection will be at the recommendation of the President of GEI within guidelines agreed with and subject to the approval of the CEO of the Parent Company. Unlike Designated Participants, NonDesignated Participants will not be assigned Target Award Percentages or individual Performance Objectives.

"Parent Company" refers to URS Corporation.

"Performance Objectives" or "Objectives" refers to the pre-established financial goals upon which overall GEI and the economic unit (i.e., GEI, a combination of offices of GEI, or a single office of GEI) performance will be assessed.

"Plan" refers to the GEI 1996 Incentive Compensation Plan, as described in this document. Incentives for future years, if any, will be covered by subsequent plan documents.

"Plan Period" or "Period" refers to the approximately ten month period beginning January 1, 1996, and ending October 25, 1996, over which performance is measured under this Plan.

"Target Award" refers to a Designated Participant's Target Award Percentage, multiplied by the Participant's Base Salary earned during the Plan Period. This amount represents the anticipated payout to the Designated Participant if all GEI and the individual's Performance Objectives are met and all conditions of the Plan for receiving an Award are satisfied.

"Target Award Percentage" refers to a percentage of Base Salary assigned to a Designated Participant in accordance with the terms and provisions of the Plan. Non-Designated Participants are not assigned Target Award Percentages.

"Target Bonus Pool" or "Target Pool" refers to the sum of the Target Awards for Designated Participants plus an estimated amount for Awards to Non-Designated Participants.

"Termination" means the Participant's ceasing his/her service with the Company or any of its Affiliates for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or permanent disability.




                                       2.

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                          V. EXAMPLES OF PLAN OPERATION



                                       3.

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                      EXAMPLE OF WEIGHTING CALCULATION (1)



The Target Bonus Pool will be weighted based on the aggregate weightings of the individual Performance Objectives for the Designated Participants in the Plan. The following example illustrates the weighting calculation:



         Target Bonus Pool =                                         $1,000,000


         Portion of Target Pool determined by:

         Profit (75%)                                                  $750,000

         DSO Performance (18%)                                         $175,000

         New Sales (7%)                                                $ 75,000



(1) Weightings may be subject to change based on the Plan measures of the Designated Participants at the end of the Plan Period.


                                       4.

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                    EXAMPLE OF ACTUAL BONUS POOL CALCULATION



The following example illustrates the weighting of the Performance Objectives and calculates the Actual Bonus Pool:

Hypothetical assumptions:
o   Target Bonus Pool =                                              $1,000,000


 GEI 1996 Performance                                 Objective       Actual
 --------------------                                 ---------       ------
                                                       ($000)         ($000)
o   Profit                                              $14,000        $14,400

o   DSO Performance                                     88 Days        90 Days

o   New Sales                                          $109,000       $120,000


Weighting:
o   Profit portion of Target Pool =                                   $750,000
o   DSO portion of Target Pool =                                      $175,000
o   New Sales portion of Target Pool =                                $ 75,000

Interpolation:
o   Profit Performance =                                                111.0%
o   DSO Performance =                                                    60.0%
o   New Sales Performance =                                             140.0%

Actual Bonus Pool =                                                 $1,043,000

    ($750,000 * 111.0%) + ($175,000 * 60.0%) +
    ($75,000 * 140.0%)


                                       5.

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                       EXAMPLE OF ACTUAL AWARD ADJUSTMENT


The following example illustrates the Actual Award adjustment that occurs if the sum of the individual Actual Awards is greater than the Actual Bonus Pool:

Hypothetical assumptions:

o   Target Bonus Pool =                                             $1,000,000

o   Actual Bonus Pool =                                             $1,063,000

o   Sum of individual Actual Awards
         (as calculated) =                                          $1,775,000

o   Actual Awards (as calculated)
    -    Participant A =                                               $15,750
    -    Participant B =                                               $30,000


Pro-rata reduction factor =
    ($1,063,000 / $1,775,000) =                                            .60

Individual Awards (after reduction)
o   Participant A =
    ($15,750 * .60) =                                                  $ 9,450

o   Participant B =
    ($30,000 * .60) =                                                  $18,000



                                       6.